Exhibit 99.1

Contact

Ben Gibson

Senior Vice President, Marketing

Proxim Corporation

(408) 542-5200

Michael Angel

Chief Financial Officer

Proxim Corporation

(408) 542-5200

Proxim Corporation Reports Fourth Quarter 2004 and Year-End Financial Results

SUNNYVALE, Calif., January 27, 2005 — Proxim Corporation (Nasdaq: PROX), a global leader in wireless networking equipment for Wi-Fi and broadband wireless, today announced financial results for the fourth quarter ended December 31, 2004.  Revenue for the fourth quarter of 2004 was $24.1 million, consistent with the revised guidance range of $22 million to $24 million provided on December 29, 2004.  This compares with revenue of $31.5 million in the third quarter of 2004, and $38.6 million for the fourth quarter of 2003.

Total revenue for the fiscal year ended December 31, 2004 was $113.7 million, compared to $148.5 million for the year ended December 31, 2003.

The net loss attributable to common stockholders computed in accordance with generally accepted accounting principles (GAAP) for the fourth quarter of 2004 was $(67.7) million, or $(2.69) per common share.  This compares with a GAAP net loss of $(4.4) million, or $(0.36) per common share, in the preceding third quarter of 2004 and with a GAAP net loss of $(36.1) million, or $(2.94) per common share, in the fourth quarter of 2003.

The fourth quarter of 2004 GAAP net loss attributable to common stockholders included: (i) a non-cash induced conversion charge of $44 million related to the recent exchange of the Series A and Series B Preferred Stock held by Warburg Pincus and BCP Capital for  shares of the Company’s Common Stock and Series C Preferred Stock, and (ii) a non-cash charge of $12.2 million for the impairment of a portion of the Company’s intangible assets.

The GAAP net loss attributable to common stockholders for the year ended December 31, 2004 was $(99.7) million, or $(6.42) per share, compared to the GAAP net loss of $(133.7) million, or $(10.99) per share for the year ended December 31, 2003.

The non-GAAP, or pro-forma net loss in the fourth quarter of 2004 was $(7.6) million, or $(0.30) per common share, compared to a pro-forma net loss of $(2.7) million, or $(0.22) per common share, in the third quarter of 2004, and a pro-forma net loss of $(2.5) million, or $(0.20) per common share, in the fourth quarter of 2003.

The non-GAAP, or pro-forma net loss for the year ended December 31, 2004 was $(18.6) million or $(1.20) per common share, compared to a pro-forma net loss of $(14.7) million or $(1.21) per share for the year ended December 31, 2003.

A detailed and specific reconciliation of the differences between the GAAP net loss and the pro-forma net loss is included in an accompanying financial table.

Factors contributing to the decline in the fourth quarter of 2004 revenue included the following:

•                  Lower than expected Wi-Fi product revenue due to two primary factors:

•                  An unforeseen Wi-Fi pricing action from Cisco Systems, Inc. and resulting pricing pressure; and

•                  Delayed transitions from the ORiNOCO AP-2000 platform to the ORiNOCO AP-4000 platform primarily within key OEM accounts;

•                  Unexpected MP.11 Model 5054R product availability issues that prevented product shipments of several orders; and

•                  Lower than expected wireless carrier revenue due to continued carrier consolidation and delayed deployments.

“We remain encouraged by our market opportunities, particularly in the municipal area network, last mile access, mobile enterprise and education markets,” said Kevin Duffy, President and Chief Executive Officer at Proxim.  “We are particularly pleased with our point-to-multipoint MP.11 product, which is our precursor to WiMAX, which grew more than 10 percent sequentially.”

Proxim also announced today that it has engaged Bear, Stearns & Co. to explore strategic alternatives for the company, including capital raising and merger opportunities.

“In light of the recent consolidation in the wireless networking industry coupled with the significant market opportunities that we see, Proxim believes that it is appropriate to explore all avenues that could enhance our ability to take advantage of these opportunities.” said Frank Plastina, Executive Chairman of Proxim.

Conference Call Information

Proxim will host a conference call to review the company’s fourth quarter 2004 financial results.  Today’s call begins at 5:00 PM Eastern/2:00 PM Pacific Time.

Dial-In Information

To listen to the conference call via telephone, dial (719) 955-1565 at least five minutes prior to the scheduled start time.

Webcast Information

To listen to the webcast, go to www.proxim.com, and click on the link titled “Proxim Announces Fourth Quarter 2004 Results Call.”

The minimum requirements to listen include sound capabilities on your personal computer and installation of RealPlayer software available at no cost for Windows XP/ME/2000/98/95, Windows 3.1, Windows NT, Macintosh, and UNIX systems from Real Networks, Inc., www.real.com.

The call will be archived immediately following the conference call and will remain available at http://investor.proxim.com. Additionally, the conference call will be available on a recorded telephone archive by calling toll free (888) 203-1112 and entering pass code 1811436, beginning Thursday, January 27, 2005 at 8:00 PM, Eastern Time until midnight Eastern Time on Friday, February, 2005. For international callers, the recorded telephone archive is available by calling the following toll number: (719) 457-0820 and entering pass code 1811436.

About Proxim

Proxim® Corporation is a global leader in wireless networking equipment for Wi-Fi and broadband wireless networks. The company provides enterprise and service provider customers with wireless solutions for the mobile enterprise, security and surveillance, last mile access, voice and data backhaul, public hot spots, and metropolitan area networks. Product families include the Award-winning ORiNOCO Wi-Fi products, Tsunami Ethernet bridges, and Lynx point-to-point digital radios. Proxim is a principal member of the WiMAX Forum™ and a member of the Wi-Fi® Alliance. The company is publicly traded on the NASDAQ under the symbol PROX and is on the Web at www.proxim.com.

Safe Harbor

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning Proxim’s preliminary unaudited results for the fourth quarter and fiscal year and the Company’s expectation regarding positive market developments, future growth opportunities, and the exploration of strategic alternatives to enhance Proxim’s ability to take advantage of opportunities, and are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to:  Proxim’s financial results for the fourth quarter and fiscal year differing from the unaudited results as a result of the final determination of adjustments resulting from the final review and audit of the Company’s independent registered public accounting firm  and the audit committee; Proxim’s ability to complete financing or other strategic alternatives; Proxim’s efforts to address transitions of product platforms not succeeding; the market for Proxim’s products not growing as anticipated or Proxim not taking advantage of market opportunities or successfully exploring or consummating strategic alternatives due to competition, product performance, product pricing, product supply, liquidity constraints or other issues and other risks and uncertainties associated with Proxim’s business. For additional information regarding risks relating to Proxim’s business, see Proxim Corporation’s Form 10-K for the year ended December 31, 2003 and Forms 10-Q for quarters ended April 2, 2004, July 2, 2004 and October 1, 2004, and current reports on Form 8-K, and other relevant materials filed by Proxim with the Securities and Exchange Commission. Proxim assumes no obligation and does not intend to update these forward-looking statements.

Use of Pro Forma Financial Information

To supplement our consolidated financial statements presented on a GAAP basis, Proxim uses non-GAAP, or pro forma, measures of operating results, net income/loss and income/loss per share, which are adjusted to exclude certain costs, expenses, gains and losses that we believe are useful to enhance the overall understanding of our financial performance. These adjustments to our GAAP results are made with the intent of providing both management and investors a supplemental understanding of Proxim’s underlying operational results and trends. Adjusted pro forma results are among the primary indicators management uses as a basis for planning and forecasting our business.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for Proxim’s financial results prepared in accordance with generally accepted accounting principles in the United States.

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Proxim Corporation

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	December 31, 2004	December 31, 2003

Assets
Current assets:
Cash and cash equivalents	$16,003	$19,756
Accounts receivable, net	6,050	13,961
Inventory	13,020	19,939
Other current assets	2,238	5,301
Total current assets	37,311	58,957
Property and equipment, net	5,981	7,522
Goodwill and other intangible assets, net	19,910	50,059
Restricted cash	20	1,254
Other assets	385	2,316
Total assets	$63,607	$120,108

Liabilities, Mandatorily Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Short-term bank loan, secured	$3,000	$—
Accounts payable	8,440	10,500
Capital lease obligations, current	893	1,176
Accrued royalties and interest, current	11,808	26,906
Other accrued liabilities	20,017	20,804
Convertible bridge loan	10,000	—
Convertible promissory notes	—	34,735
Total current liabilities	54,158	94,121
Capital lease obligations, long-term	49	934
Accrued royalties, long-term	6,579	—
Long-term debt	101	101
Restructuring accruals, long-term	6,977	8,660
Common stock warrants	—	21,800
Series C mandatorily redeemable preferred stock	40,671	—
Total liabilities	108,535	125,616

Series A mandatorily redeemable convertible preferred stock	—	73,580
Total mandatorily redeemable convertible preferred stock	—	73,580

Stockholders’ deficit:
Capital stock	453,087	319,376
Accumulated deficit	(497,486)	(397,753)
Notes receivable from stockholders	(529)	(711)
Total stockholders’ deficit	(44,928)	(79,088)
Liabilities, mandatorily redeemable convertible preferred stock and stockholders’ deficit	$63,607	$120,108

Proxim Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003
Product revenue, net	$24,084	$38,574	$113,724	$142,466
License revenue	—	—	—	6,000
Total revenue, net	24,084	38,574	113,724	148,466
Cost of revenue	19,297	23,801	76,089	88,471
Royalty charges (benefit)	—	1,000	(3,179)	23,869
Restructuring provision for (benefit from) excess	—	—
and obsolete inventory	(820)	—	(820)	22,549
Gross profit	5,607	13,773	41,634	13,577
Operating expenses:
Research and development	4,935	5,209	19,095	24,241
Selling, general and administrative	11,361	11,711	45,456	49,431
Legal expense for certain litigation	71	1,100	1,121	6,800
Amortization of intangible assets	3,240	5,364	17,916	21,593
Impairment of intangible assets	12,233	—	12,233	—
Bad debt expense	—	—	—	2,305
Restructuring charges (benefit)	66	(19)	2,095	7,279
Loss from operations	(26,299)	(9,592)	(56,282)	(98,072)
Interest income (expense), net	(1,162)	(3,055)	(4,406)	(7,340)
Other income (expense), net	5,289	414	12,760	172
Loss on early extinguishment of debt	—	(22,200)	—	(22,200)
Loss before income taxes	(22,172)	(34,433)	(47,928)	(127,440)
Income tax provision	799	—	799	—
Net loss	(22,971)	(34,433)	(48,727)	(127,440)
Accretion of Series A preferred stock obligations	(390)	(1,622)	(5,460)	(6,303)
Accretion of Series B preferred stock obligations	(382)	—	(1,546)	—
Induced conversion charge	(44,000)	—	(44,000)	—
Net loss attributable to common stockholders - basic and diluted	$(67,743)	$(36,055)	$(99,733)	$(133,743)

Net loss per share - basic and diluted	$(2.69)	$(2.94)	$(6.42)	$(10.99)
Weighted average common shares	25,150	12,267	15,539	12,166

As a percentage of revenue:
Gross margin	23.3%	35.7%	36.6%	9.1%
Research and development expense	20.5%	13.5%	16.8%	16.3%
Selling, general and administrative expense	47.2%	30.4%	40.0%	33.3%

Proxim Corporation

Pro Forma Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003
Product revenue, net	$24,084	$38,574	$113,724	$142,466
License revenue	—	—	—	6,000
Total revenue, net	24,084	38,574	113,724	148,466
Cost of revenue	19,297	23,801	76,089	88,471
Gross profit	4,787	14,773	37,635	59,995
Operating expenses:
Research and development	4,935	5,209	19,095	24,241
Selling, general and administrative	11,361	11,711	45,456	49,431
Legal expense for certain litigation	71	1,100	1,121	6,800
Loss from operations	(11,580)	(3,247)	(28,037)	(20,477)
Interest and other expense, net	(44)	(613)	(577)	(2,190)
Loss before income taxes	(11,624)	(3,860)	(28,614)	(22,667)
Income tax benefit	(4,068)	(1,351)	(10,015)	(7,933)
Net loss	$(7,556)	$(2,509)	$(18,599)	$(14,734)

Net loss per share - basic and diluted	$(0.30)	$(0.20)	$(1.20)	$(1.21)
Weighted average common shares	25,150	12,267	15,539	12,166

As a percentage of revenue:
Gross margin	19.9%	38.3%	33.1%	40.4%
Research and development expense	20.5%	13.5%	16.8%	16.3%
Selling, general and administrative expense	47.2%	30.4%	40.0%	33.3%

Proxim Corporation

GAAP to Pro Forma Net Loss Reconciliation

(in thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003
GAAP net loss	$(67,743)	$(36,055)	$(99,734)	$(133,743)
Royalty charges and interest	72	1,087	(6,125)	26,906
Restructuring provision for (benefit from) excess and obsolete inventory	(820)	—	(820)	22,549
Amortization of intangible assets	3,240	5,364	17,916	21,593
Bad debt expense	—	—	—	2,305
Restructuring charges (benefit)	66	(19)	2,095	7,279
Impairment of intangible assets	12,233	—	12,233	—
Interest on convertible promissory notes	—	2,355	7,517	2,113
Amortization of debt discount and issuance costs	212	363	6,674	605
Interest on bridge loan	374	—	645	—
Loss (gain) on sale of investment	—	(377)	308	(377)
Loss on early extinguishment of debt	—	22,200	—	22,200
Revaluation of common stock warrants	(5,500)	(400)	(21,800)	(400)
Income tax benefit	4,867	1,351	10,814	7,933
Accretion of Series A preferred stock obligations	390	1,622	5,460	6,303
Accretion of Series B preferred stock obligations	382	—	1,546	—
Accretion of Series C preferred stock obligations	671	—	671	—
Induced conversion charge	44,000	—	44,000	—
Pro forma net loss	$(7,556)	$(2,509)	$(18,599)	$(14,734)

Use of Pro Forma Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, Proxim uses non-GAAP, or pro forma, measures of operating results, net income/loss and income/loss per share, which are adjusted to exclude certain costs, expenses, gains and losses that we believe are useful to enhance the overall understanding of our financial performance. These adjustments to our GAAP results are made with the intent of providing both management and investors a supplemental understanding of Proxim’s underlying operational results and trends. Adjusted pro forma results are among the primary indicators management uses as a basis for planning and forecasting our business. The presentation of this additional information is not meant to be considered in isolation or as a substitute for Proxim’s financial results prepared in accordance with generally accepted accounting principles in the United States of America.